Exhibit 10.33

PAGARÉ BANCOLOMBIA (PANAMÁ) S.A. EN
DÓLARES
Pagaré No.
(En adelante el “Pagaré”)
Por: USD$50,000,000.oo
A la tasa Libor a 180 dias vigente el 26 de agosto de
2005 adicionada en 1.5%
Vencimiento Final: Agosto 26 de 2006
BANCOLOMBIA (PANAMÁ) S.A. PROMISSORY
NOTE IN US DOLLARS
Promissory Note No. ___
(Hereinafter the “Promissory Note”)
In the amount of USD$50,000,000.oo
At a rate of Libor 180 days in force August 26, 2005
plus a margin of 1.5%
Expires: August 26, 2006

Nosotros, TUBOS DEL CARIBE LTDA. TUBOCARIBE LTDA. (en adelante el “Deudor”), sociedad identificada con Nit 800.011.987-3, con domicilio principal en el Muniscipio de Turbaco, constituida mediante Escritora Pública No. 5077 del 26 de Junio de 1987 otorgada en la Notaria 27 de Bogotá, registrada en la Cimara de Comercio de Bogotá el 22 de Julio de 1987, representada en este acto por el Dr. RAFAEL SIMON DEL CASTILLO TRUCCO, identificado con cédula de ciudadania No. 79,155,962 de Usaquén, en su calidad de Representante legal — Gerenic Principal del Deudor, según consta en el certificado de existencia y representación legal expedida por la Cámara de Comercio de Cartagena, debidamente autorizado por la Junta Directiva del Deudor, según consta en el acta No. 5 de Agosto 24 de 2005.
TUBOS DEL CARIBE LTDA. TUBOCARIBE LTDA.(hereinafter the “Debtor”), a company identified with tax identification number 800.011.987-3, with principal place of business in the city of Turbaco, duly incorporated by means of Public Deed No. 5077 dated June 26, 1987 of Notary Public No. 27 of the city of Bogotá, registered before the Chamber of Commerce of the city of Bogotá on July 22, 1987, represented in this act by Mr. RAFAEL SIMON DEL CASTILLO TRUCCO, identified with citizenship card No. 79,155,962 issued in Usaquén, in his capacity as Legal Representative — General Manager of the Debtor, as stated in the certificate issued by the Chamber of Commerce of Cartagena, duly authorized by the Board of Directors of the Debtor, as shown in the minutes No. 5 dated August 24, 2005.

En virtud de este Pagaré promentemos pagar incondicionalmente a la orden de BANCOLOMBIA (PANAMA) S.A., establicimeinto Bancario con domicilio principal en Panamá, República de Panamá (en adelante el “Banco”), o a quien represente sus derechos, en sus oficinas de Panamá, República de Panamá o en las oficinas o sucursales de Bancolombia, S.A., a elección del Banco, la suma de CINCUENTA MILLONES CON 00/100 dólares de los Estrados Unidos de América (USD$50,000,000.00), que hemos recibido del Banco a
By virtue of this Promissory Note, Debtor promises to pay unconditionally to the order of BANCOLOMBIA (PANAMA) S.A., a banking entity with its main office in Panama, Republic of Panama (hereinafter the “Bank”), or to who represents its rights, in its offices located in Panamá, Republic of Panamá or in the offices of Bancolombia S.A., to the entire discretion of the Bank, the amount of FIFTY MILLION DOLLARS AND 00/100 of the United States of America (USD$50,000,000.00) which we have received from the Bank as commercial titulo de mutuo commercial con intereses. Pagaremos dicha suma en un plazo de 365 DÍAS mediante UNA cuota AL VENCIMIENTO de CINCUENTA MILLONES CON 00/100 dólares de los Estados Unidos de América (USD$50,000,000.00), de amortización a capital, de conformidad con el siguiente plan:
loan subject to interest. We will pay the mentioned amount in a term of 365 DAYS in ONE installment at the END of the term equivalent to FIFTY MILLION DOLLARS AND 00/100 of the United States of America (USD$50,000,000.00) of capital amortization, according to this amortization plan:

CUOTA No.	FECHA DE VENCIMIENTO	VALOR USD

1	Agosto 26 de 2006	50,000,000.00

	TOTAL USD	50,000,000.00

INSTALLMENT No.	EXPIRATION DATE	AMOUNT USD

1	August 26, 2006	50,000,000.00

	TOTAL USD	50,000,000.00

Reconoceremos durante el plazo intereses en dólares de los Estados Unidos de América, a la tasa Libor 180 dias vigente el 26 de Agosto de 2005, intereses que serán cancelados semestre vencido. En caso de mora pagaremos, por cada día de retardo, intereses liquidados a la tasa pactada para el plazo adicionada en tres puntos porcentuales, (3.0%), pero sin que de ningón modo se exceda el máximo legal permitido que rija al momento de en cancelación, todo ello sin perjuicio de los dereelios y acciones que pueda tener el Banco para obtener el recaudo de la obligación.
We recognize interest for the term in dollars of the United States of America at an interest rate of Libor 180 days in force August 26, 2005, plus a margin of 1.5% which will be cancelled at the end of every semester. In case of delayed payments, we will pay, for each day of delay, as daily moratorium interest the above term rate plus three points percent (3.0%), but it shall not exceed the maximum rate permitted by the existing regulations at the moment of payment, notwithstanding the rights and claims that the Bank may have in order to obtain the payment of this obligation.

El incumplimiento o retardo en el pago de una cualquiera de las cuotas de amortización a capital o de los interestes, dará lugar a que el Banco declare vencida la obligación y exija el pago de la totalidad de la deuda. Igualmente, es entendido que el Banco podra exigir el cumplimiento de la obligación contenida en el presente Pagaré en los siguientes easos: 1 — Si los bienes del Deudor son embargados o perseguidos por cualquier persona en ejercicio de cualquier acción, siempre y cuando el valor embargado o perseguido, de manera individual o conjunta sen igual o superior a setenta y dos mil millones de pesos colombianos ($72,000,000,000.00). El revisor fiscal del Deudor deberá certificar al Banco cada dos (2) meses contados a partir de la fecha el de suscripción de este Pagaré, si los bienses del Deudor han sido embargados o -------
Any default or delay in the payment of any of the amortization installments of principal amount or interest will allow the Bank to declare due and payable the obligation and to demand the payment in full of the debt. Additionally, it is understood that the Bank may demand the fulfillment of the obligation contained in this Promissory Note in the following cases: 1 — If the property of the Debtor is seized or claimed by any third party in the course of any action, but only in the event the amount seized or claimed, individually or cumulative, is equal to or higher than seventy two billion Colombian pesos (72,000,000,000.00). The Debtor’s Auditor shall certify the Bank, every two (2) months from the date the debtor subscribes this Promissory Note, if the Debtor’s assets are perseguidos en eualquier acción, y en caso afirmativo el monto total de los enismos. 2 — En el evento de disolución, liquidación o proceso concursal del Deudor.
seized or claimed in the course of any action, and the amount in which the Debtor’s property is seized or claimed. 2. In the event the Debtor dissolves, liquidates or enters into a restructuring process.

Seran de nuestro cargo los impuestos o gravámenes que afecten la obligación bajo eualquier jurisdicción, de tal enanera que todos los pagos se harán libres de impuestos, retenciones, deducciónes y demás restricciónes, debiendo recibir siempre el Banco la suma aqui especificada, y renunciamos en favor del Banco a los beneficios legales, presentes o futuros, que lleguen a modificarla en su cuantia, exigibilidad o en cualquier otro concepto relaciónado con la promesa incondiciónal de pago que hacemos. El Banco queda autorizado para debitar todas las sumas de dinero adeudadas, tales como capital, intereses, impuestos, costos y gastos de la cobranza prejudicial y judicial, etc., de la cuenta corriente, de la cuenta de ahorros, de cualquier depósito o suma de dinero que exista a nuestro nombre o a nombre de alguno de nosotros en cualesquiera de sus oficinas en el pais. Igualmente autorizamos irrevocablemente al Banco para ordenar a Bancolumbia S.A., debitar nuestras cuentas en Bancolombia S.A., y girar al Banco los fondos debitados para cancelar la obigación en el exterior, lo que incluiria hacer las gestiones cambiarias pertinentes por cuenta nuestra y a nuestro cargo. Renunciamos a la presentación de este Paragré, al protesto, al aviso de que ha sido incumplido y a coalquier requerimiento futuro en caso de mora para hacer el pago y serán de nuestro cargo todos los costos razonables en que el Banco incurra en concección con el cobro de este Pagaré. Asi mismo, renunciamos al fuero de nuestro domiciolio, a efecto de lo cual el Banco podra demandamos en cualquier jurisdicción en donde el Deudor posea activios de cualquier clase.
Any tax or levy that may affect the obligations stated herein that may be imposed in any jurisdiction will be on our account. Therefore, all payments will be made free from any tax, withholdings, deduction or any other restriction, and the Bank shall receive the amount due and specified in herein. In the benefit of the Bank, we resign to all current or future legal benefits that may modify the amount, enforceability or any other concept related to the unconditionally promise of payment we make hereto. The Bank is authorized to debit any outstanding amounts such as principal, interest, taxes, charges and expenses related to the collection prior to or in legal action of the debt, from our checking account, savings account, from any deposit or amount existing under our names in any of the offices of the Bank located in the country. Additionally, we irrevocably authorize the Bank to order Bancolombia S.A., to debit our accounts in Bancolumbia S.A., and remit the debited funds to the Bank to cover the due and unpaid sums of money. In the aforementioned event, we authorize the Bank and Bancolombia S.A. to make, subscribe and take into effect any document that my be required by the proper exchange authorities. We waive the presentation of this Promissory Note, protest, default notice and any other future notice related to the Promissory Note in case of delay in the payment. All the reasonable expenses that the Bank may incur in the collection of the Promissory Note will be to our account. We resign to our domicile forum, and therefore the Bank may sue us in any jurisdiction where the Debtor may have any assets of any kind.

En caso de piepago, éste podrá efectuarse previo aviso por escrito al Banco con no menos de quince (15) dias calendario de ------------
In case of prepayment, it must be notified to the Bank in writing at least fifteen (15) days prior to the prepayment.

anticipación a la fecha en que se vaya a hacer el prepago. En el evento en que el prepago se realice durante los seis (6) meses siguientes a la fecha del desembolso del crédito, reconoceremos al Banco una comisión de prepago de veinticinco (25) puntos bisicos sobre el valor prepagado.
In the event, the prepayment is done during the six months following the credit’s disbursement date, we shall recognize a prepayment commission equivalent to twenty five (25) basic points over the prepaid amount.

El Banco podrá ceder sus derechos derivados de este pagaré asi como vender participaciones de sus derechos derivados de este pagaré a uno o más bancos comericiales (un Participante) sin notificar de este hecho al Deudor. El Banco queda autorizado para revelar a un potencial Participante cualquier información que posea relacionada con el Duedor de este Pagaré y con las obligaciónes que en el se contraen.
The Bank may assign its rights derived from this Promissory Note as well as sell any participation in the rights derived from this Promissory Note to one or more commercial banks (a Participant), without any notice to the Debtor. The Bank is hereby authorized to reveal any information related to the Debtor or to the obligations stated herein to any potential Participant.

El Deudor y su accionista mayoritario, Maverick Tube Corporation (en adelante “Maverick”), se comprometen a no registrar o realizar un cambio en la composición accionaria del Deudor que conlleve a que la participación accionaria de Maverick en el Deudor, directa y/o indirecta, sea inferior al 80% de las acciones del Deudor (la “Participación Minima”), sin contar con la autorizacin previa y escrita del Banco. El Deudor o Maverick notificaran al Banco cualquier cambio en la participación accionaria de Maverick en el Deudor.
The Debtor and its majority shareholder, Maverick Tube Corporation (hereinafter “Maverick”), promise not to register or implement any transaction that may change Maverick’s current participation in the Debtor’s capital structure in such a way that it no longer remains as direct or indirect shareholder of at least the eighty percent (80%) of the shares of the Debtor (the “Minimum Participation”), without the previous written authorization of the Bank. The Debtor or Maverick shall notify the Bank of any change in Maverick’s ownership in the Debtor’s shares.

En el evento en que la participación accionaria de Maverick en el Deudor sea inferior a la Participación Minima el Banco podrá declarer vencido el plaxo pendiente para el pago de los prestamos y exigir el pago immediato de los saldos pendientes que incluyan capital, intereses y demas gastos y costas de cobranza que genere el cobro de la presente obligación.
In the event Maverick’s participation in the Debtor’s capital structure diminishes below the Minimum Participation, the Bank may declare expired from the term for payment of the loan, and demand the immediate payment of the outstanding amounts including principal, interest and other expenses and charges related to the collection of the amounts.

Este Pagaré se regirá e interpretará por las leyes de la Repũblica de Colombia. Este Pagaré se regirá e interpretará para todos los efectos legales por la versión en
This Promissory Note will be subject to and will be construed pursuant to the laws of the Republic of Columbia. This Promissory Note shall be subject to the

Español. La traducción en Inglés se incluye únicamente pora efectos ilustrativos y facilidad de entendimiento. En caso de caulquier discrepancia o inconsistencia entre ambas versiones, la versión en español prevalecera.
Spanish version and shall be interpreted according to the Spanish version. The English translation is only for information purposes. In the event of a discrepancy between both versions, the Spanish version shall prevail.

Subscribimos este Pagaré en Cartagena el dia 26 de Agosto de 2005 fecha en la cual lo hemos entregado al Banco para hacerio negociable.
We subscribe this Promissory Note in Cartagena on August 26, 2005, date on which we have delivered the Promissory Note to the Bank in order to make it negotiable.

Nuestra responsibilidad incondicional se extiende a todas las prórrogas, renovaciones o ampliaciones del palzo que el Banco otorgue a cualesquiera de nosotros y durante las cuales continuará sin modificación alguna nuestra obligación de solucionar incondicionalmente las deudas aqui contenidas, las cuales acceptamos expresamente desde la fecha. Los abonos parciales y/o pago de intereses que se hagan a este Pagaré, los registrará el Banco en otros documentos, ya scan manuals o sistematizados.
Our unconditional liability will cover any extensions of the term or any renewals granted by the Bank during which our obligation of assuming unconditionally all the debts contained herein, which we assume as of today, will remain unmodified. Partial payments and/or payment of interest related to this Promissory Note shall be registered by the Bank in other documents, either manually or through its information system.

/s/ RAFAEL DEL CASTILLO

Maverick Tube Corporation
16401 Swingley Ridge Road, Ste 700
Chesterfield, MO 63017
August 25, 2005
Messrs:
BANCOLOMBIA (PANAMA) S.A.
BANCOLOMBIA S.A.
Medellin
By means of this document, JOYCE M. SCHULDT, of legal age, domiciled in The United States of America, identified with passport No. 202.442.958 and dully authorized to act in representation of Maverick Tube Corporation, a company duly incorporated under the laws of the State of Delaware states that acknowledges and accepts the covenant inserted in the Promissory Note in the amount of Fifty Million Dollars of the United States of America (USD$50,000,000.oo) dated August 26, 2005 and signed by TUBOS DEL CARIBE Ltda. Tubocaribe Ltda., for the benefit of BANCOLOMBIA (PANAMA) S.A. (the “Bank”), with an expiration date of August 26, 2006 (the “Expiration Date”).
Such covenant states the following:
The Debtor and its majority shareholder, Maverick Tube Corporation (hereinafter “Maverick”), promise not to register or implement any transaction that may change Maverick’s current participation in the Debtor’s capital structure in such a way that it no longer remains as direct or indirect shareholder of at least the eighty percent (80%) of the shares of the Debtor (the “Minimum Participation”), without the previous written authorization of the Bank. The Debtor or Maverick shall notify the Bank of any change in Maverick’s ownership in the Debtor’s shares.

In the event Maverick’s participation in the Debtor’s capital structure diminishes below the Minimum Participation, the Bank may declare expired the term for payment of the loan, and demand the immediate payment of the outstanding amounts including principal, interest and other expenses and charges related to the collection of the amounts.
Best regards,
/s/ Joyce M. Schuldt
JOYCE M. SCHULDT
SVP — Finance, Chief Financial Officer & Secretary
MAVERICK TUBE CORPORATION